Exhibit 99.1

NEXSTAR MEDIA GROUP REFINANCES CREDIT FACILITIES

Refinancing Extends Revolving Credit Facility and Term Loan

Maturities and Reduces Interest Rate Margin

IRVING, Texas (June 30, 2025) – Nexstar Media Group, Inc. (NASDAQ: NXST) (the “Company”) announced today that its wholly owned subsidiary, Nexstar Media Inc. (“Nexstar”), and Mission Broadcasting, Inc. (“Mission”), a variable interest entity of the Company, successfully completed refinancings of their revolving credit facilities, Term Loan A and Term Loan B in full. The refinancing extends maturities, provides expanded capacity under Nexstar’s revolver, reduces interest rate margin and further strengthens the Company’s capital structure and financial flexibility.

The new credit facilities include:

•
New $750 million Nexstar Revolving Credit Facility due 2030
•
New $75 million Mission Revolving Credit Facility due 2030
•
New $1,905 million Nexstar Term Loan A due 2030
•
New $1,300 million Nexstar Term Loan B due 2032

The revolving credit facilities and Term Loan A bear interest at the Secured Overnight Financing Rate (SOFR) plus 150 basis points per annum (subject to a pricing grid), representing a 10 basis point credit spread reduction compared to the rate on the prior credit facilities. The revolving credit facilities and Term Loan A priced with an upfront fee of 0.125% or 0.25% for rolled or new commitments. The Term Loan B bears interest at SOFR plus 250 basis points per annum, representing an 11 basis point credit spread reduction for 1-month SOFR compared to the rate on the prior Term Loan B. The Term Loan B priced with an original issue discount of 1.00%.

Together with cash on hand, the net proceeds of the new credit facilities refinanced Nexstar’s $550 million revolving credit facility due 2027, Mission’s $75 million revolving credit facility due 2027, Nexstar’s $2,091 million Term Loan A due 2027 and Nexstar’s $1,358 million Term Loan B due 2026 along with transaction fees and expenses.

More information can be found in the 8-K filed by the Company today.

About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content across its television and digital platforms, including more than 316,000 hours of programming produced annually by its business units. The Company owns America’s largest local television broadcasting group comprised of top network affiliates, with more than 200 owned or partner stations in 116 U.S. markets reaching 220 million people. The Company’s national television properties include The CW, America’s fifth major broadcast network, NewsNation, our national news network providing “News for All Americans,” popular entertainment multicast networks Antenna TV and Rewind TV, and a 31.3% ownership stake in TV Food Network. The Company’s portfolio of digital assets, including its local TV station websites, The Hill and NewsNationNow.com, are collectively a Top 10 U.S. digital news and information property. For more information, please visit nexstar.tv

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, operating expenses and cash flow, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of business acquisitions (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the Company’s other filings with the Securities and Exchange Commission.

Investor Contacts:

Lee Ann Gliha

Executive Vice President and Chief Financial Officer

Nexstar Media Group, Inc.

972/373-8800

Joseph Jaffoni or Jennifer Neuman

JCIR

212/835-8500 or nxst@jcir.com

Media Contact:

Gary Weitman

EVP and Chief Communications Officer

972/373-8800

gweitman@nexstar.tv

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